UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	333-176329	26-4731758
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Flat/RM 03-04 20/F Hutchison House

10 Harcourt Road, Central Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number:+852 66142555

Caridgant Medical Inc.

1500 Rosecrans Avenue, St 500, Manhattan Beach, California 90266

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 (the “Amendment”) on Form 8-K/A to Takung Art Co., Ltd’s (formerly known as Cardigant Medical Inc.)is to amend certain Items as listed below (together, the “Amended Items”) of our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2014 (the “Original Form 8-K”). These amendments are being made to file the unaudited consolidated financial statements of the Company’s recently acquired subsidiary, Hong Kong Takung Assets and Equity of Artworks Exchange Co., Ltd for the nine months ended September 30, 2014 and the related pro forma financial information of the Company as of and for the six months ended June 30, 14 and 2013 and for the nine months ended September 30, 2014, and to add a comparison of the three and nine months ended September 30, 2014 and 2013 to Management’s Discussion and Analysis of Financial Condition and Results of Operations, which financial statements and related information were not available at the time of the filing of the Original Form 8-K.

The Amended Items are contained in the following sections: Item 2.01 —Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview, Results of Operation of Takung-Comparison of Nine Months Ended September 30, 2014 and 2013 (Unaudited), Liquidity and Capital Resources, Item 9.01 Financial Statements and Exhibits—(a) Financial Statements of Business Acquired, (b) Pro Forma Financial Information, and (c) Exhibits.

Except as stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original Form 8-K on October 22, 2014 and no attempt has been made is this Current Report on Form 8-K/A to modify or update other disclosures as presented in the Original Form 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original Form 8-K and our filings with the SEC subsequent to the filing of the Original Form 8-K.

In particular, the body of this Amended Current Report on Form 8-K/A does not reflect the amendment of the Company’s Articles of Incorporation filed with Delaware Secretary of State on November 5, 2014, pursuant to which the name of the Company was changed from “Cardigant Medical Inc.” to “Takung Art Co., Ltd”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A or Form 8-K/A and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

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Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws.  All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate  revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash.. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under "Special Note Regarding Forward-Looking Statements", our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

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Overview

General

We were incorporated in Delaware under the name Cardigant Medical Inc. on April 17, 2009.  Our initial business plan was to focus on the development of novel biologic and peptide based compounds and enhanced methods for local delivery for the treatment of vascular disease including peripheral artery disease and ischemic stroke.

However in a series of transactions involving (i) a purchase of a majority share in our Company, (ii) the execution and consummation of a Contribution Agreement with Cardigant Neurovascular Inc., a newly formed Delaware corporation (“Cardigant Neurovascular”) whereby we transferred to Cardigant Neurovascular as a contribution to capital, all the assets, properties, rights, titles and interests that were used or held for use by us for the development of biologic and peptide based compounds and enhanced methods for local delivery for treatment of vascular disease including peripheral artery disease and certain cancers (except for certain explicitly excluded assets) in exchange for Cardigant Neurovascular assuming all our liabilities prior to the date of the Contribution Agreement (except for certain excluded liabilities), (iii) the exercise by Cardigant Neurovascular of its option to purchase the aforementioned excluded assets and (iv) the execution and consummation of a Share Exchange Agreement (“Share Exchange”) with Hong Kong Takung Assets and Equity of Artworks Exchange Co., Limited, a Hong Kong limited liability company, (“Takung”), and the shareholders of Takung whereby Takung has become our wholly-owned subsidiary, we have now assumed the business of Takung, which is the operation of an electronic online platform for the offering and trading in of ownership units in valuable artwork. For example, a piece of art is divided into equal units of ownership and the units are listed on our platform so that registered members/traders can bid and offer, or trade in these units.

Subsequent to the Share Exchange, all our operations are conducted through Takung in Hong Kong, Special Administrative Region (“SAR”), China. Takung was incorporated under the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as a limited liability company on September 17,2012. Although it was incorporated in 2012, it did not commence operations until the fourth quarter of the fiscal year ended December 31, 2013. Since inception, we have listed four pieces of artwork. Our volume of trades has increased with each listing and presently averages 7,891,892 units traded per day.

Our revenue is from three categories: (i) listing fees, (ii) management fees and (iii) trade commissions. We collect a listing fee when a piece of artwork is listed and successfully traded on our system. We generally charge 22.5-23.5% of the total offering price for calligraphies and paintings, which are currently the major types of artwork listed and traded on our system. We charge a trading commission for each purchase and sale of artwork units. The commission is typically 0.3% of the total amount of each transaction, but as an initial promotion, we currently charge a reduced fee of 0.2% of the total amount. Finally, we charge a management fee of 0.01 Hong Kong Dollar (HKD) per 100 artwork units per day, which is accounted for as revenue, and immediately deducted from the proceeds of the sale of units when a transaction is completed. This fee is offset by payments for insurance, storage and transportation of the relevant piece.

Listing fee

A listing procedure can either be initiated by an Offering Agent (“Agent”) or an Original Owner (“Owner”) of the piece. An Agent is a reputable entity who is an experienced art dealer. They attempt to offer pieces which will result in a realization of value. They negotiate with the Owner and list the piece on our platform. An Agent assists the Owner with the listing process, such as getting the piece appraised by a third party, assigning an initial value for each trading unit at listing, performing research and preparing the marketing material and promotional activities to attract Traders’ interests.

In the future an Owner may approach us directly for a listing. In such case, we will recommend an Agent to assist the Owner with the listing process. However, we consider this to be a rare case. For the five pieces that we have listed thus far(the first piece was listed during 2013; three pieces were listed during the nine months ended September 30, 2014; and the fifth piece was listed during the last quarter of 2014 ), the listings were all initiated by an Agent.

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The listing of artwork is driven by market demand. We gauge the market interest by discussing with art dealers and collectors. We anticipate having two to four additional listings (with listing fee of approximately $2.58 million to $5.16 million) within the next six months. While current listings are paintings and calligraphy, our listings are not limited to these types of work. We will potentially introduce others, such as sculptures, crafts, jade, jewelry, ceramics, furniture, and antiques, to list.

Once the artwork is listed and successfully traded on our system, we charge the listing fee based on the agreed percentage of the total offering price.

At this moment, we only accept PRC nationals to be our traders. Therefore, we are only marketing our platform in PRC. One of our biggest marketing efforts is to cooperate with Shenzhen Qianrong Cultural Investment Development Co., Ltd. (“Qianrong”), an agency specializing in promoting trading in the arts and has a broad network of both amateur and professional art traders and dealers. Cooperating with Qianrong enables us to access their traders in order to expand our own base of registered members/traders in the PRC. At the same time, our trading platform provides Qianrong’s art traders an alternative and untraditional way of trading art. Qianrong also assists us in market development, maintaining relationships, technical support and education related to art and generating interests in the art dealer community. Going forward, we are looking to co-operate with other agencies similar to Qianrong to expand our business.

The listing fee we charge include two components, 1) basic listing fee, 2) pre-listing premium.

We generally charge the basic listing fee of 20% of the total offering price for the artwork. Besides, additional listing revenue may be generated by the Pre-Listing Premium process by the Agent.

Pre-Listing Premium Pricing

When a listing is oversubscribed, the allotment is generally made by way of balloting based on a predetermined basis. It means a trader may receive a lower allocation than the number of units that he or she has applied for. Traders may also be allotted with more or fewer units than others who have applied for the same number of units. It is also possible that traders are not allotted any units at all. The more units that a trader applies for, the more likely a trader is allotted with units. In order to subscribe for units, traders need to set aside money in his/her account with us, which is frozen during the subscription period. After the announcement of the allotment, the money frozen will be released.

In certain circumstances, if the Offering Agent believes that there are traders who are willing to pay a premium to be able to purchase the units without entering the balloting process so they can be certain about purchasing the units, the Offering Agent can negotiate with the owner and us to “lock-in” and purchase the units outright on the listing date at a premium. These units will not be entered into the balloting process. The Listing Agreement (between the Owner, Offering Agent and us) would specify the maximum number of units that can be locked in by the Offering Agent. The premium, which is in addition to the total listing amount, is recognized as listing income. As of September 30, 2014, the pre-listing premium of the four artworks listed thus far was from 2.5% to 3.5% of the total offering price.

Commissions

Revenue is generated from commissions charged at the time of trading of units.

In order to increase trade volumes with more traders on our trading platform, we encourage our Traders (“referrer”) to refer new Traders (“referee”) to our platform by a referral program. As discussed in our revenue recognition policy, for every trade that the referee makes, we make 0.2% of the gross trade amount as commission income. Before August 6, 2014, we would rebate 5% of our commission earned to the referrer. From inception to December 31, 2013, there were 8 referees added to our platform and we rebated approximately $13.50 for the period. For the nine months ended September 30, 2014, there were 18 referees added to our platform and we rebated approximately $29,539 for the period. Starting from August 6, 2014, and effective till December 31, 2015, we have revised our referral policy according to the table below:

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Number of Referees	Accumulated Total Gross Trading Amount	Rebate Ratio
≥ 1 person	> $0	5% of Referee's commission
≥ 3 persons	≥ $3 million	20% of Referee's commission
≥ 6 persons	≥ $6 million	40% of Referee's commission
≥ 10 persons	≥ $10 million	50% of Referee's commission

While the amount of referral rebate was historically low, with the new referral policy in place, we expect to rebate a greater amount in the future.

We also participate in art and culture events, such as exhibitions and cocktail parties, to market our trading platform and promote our brand name.

For internet advertising, we utilize Baidu Listing Search and Key Word Search services for search engine optimization in order to promote our website and platform.

Management fee

Apart from the revenue generated from the listing of units of artwork and commission via the trading of the units, we also charge management fees for covering the insurance, storage, and transportation for a piece and trading management of units, which are calculated at $0.0013 (HKD $0.01) per 100 units per day. The management fee is accounted for as revenue, and immediately deducted from the proceeds from the sale of units when a transaction is completed. Management fee revenue was $2,293 and $0 for the year ended December 31, 2013 and for the period from September 17 (inception) to December 31, 2012, respectively.

Plan of upcoming revenue stream

We are working on a project which offers an enhanced trading platform to the Traders. With a monthly fee, the enhanced trading platform provides Traders with more in-depth information and tools, such as streaming real-time data, advanced charting tools, etc. The enhanced trading platform is expected to be released in the fourth quarter of 2014.

Important Factors Affecting our Results of Operations and Existing Trends

Dependency on Original Owners and/or Offering Agents

We do not independently source artwork for listing on our platform. Instead we are reliant on Owners and Agents to submit their artwork for listing. Accordingly our success is dependent on their willingness to accept our alternative to traditional trading and dealing in art.

Dependency on Traders

The demand for listings will be generated by our Traders. We hope to educate our Traders on the merits of using our platform to invest in art. The subject artwork is secure and insured, and requires less capital to participate as units can be a very small fraction of the cost of an entire piece. The investment provides a possible risk mitigation through the liquidity of our trading platform; and an opportunity to diversify through units in multiple pieces. Our success would accordingly dependent the receptiveness of Traders to utilizing our platform.

Growth of the Chinese Economy

Because our Traders are from mainland China, our success is dependent in part on the growth of the Chinese economy. As the economy grows and improves, our Traders will presumably have more capital to invest in our units. Throughout 2013 and 2014, the economic data from China have pointed to stabilization and improvement. However, it is important to recognize that China’s recent economic stabilization has been led by property market activity and state-led infrastructure investment (Source: https://www.fidelity.com/bin-public/060_www_fidelity_com/documents/ConsumerDiscretionary2014.pdf). Should such activities cease or slow down, the Chinese economy could similarly slow and thus affect our business.

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Costs of being a public company

Prior to the Reverse Merger, we have not operated as a public company. We expect that compliance with our obligations as a public company will require significant management time and increase our general and administrative expenses, including insurance, legal and financial compliance costs.

Foreign currency translation

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiaries is in Hong Kong dollars. Our results of operations are translated at average exchange rates during the relevant financial reporting periods, assets and liabilities are translated at the unified exchange rate at the end of these periods and equity is translated at historical exchange rates. Adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

Description of Selected Income Statement Items

Revenue. Revenue consists of net revenue generated from listing of artwork, trading commissions and management fees.

Costs of Revenue. Cost of revenue primarily consists of the depreciation of our trading system, as well as the leasing fee of related equipment of clearing and banking system, and the IT support fee.

Operating Expenses. Our operating expenses consist of sales and marketing expenses, and general and administrative expenses.. Sales and marketing expenses consist primarily of sales and marketing employee compensation and travel expenses, transportation expenses and advertising expenses. General and administrative expenses consist primarily of administrative employee compensation, payroll taxes and benefits, general office expenses and depreciation. We expect general and administrative expenses to continue to increase as we incur expenses related to costs of compliance with securities laws and other regulations, including increased audit and legal fees and investor relations expenses.

Other (expenses) income. Our other income (expenses) consisted primarily of interest income, subsidy income and other revenue from sales of obsolete equipment.

Income taxes. Takung is governed by the Income Tax Law of Hong Kong, which is generally subject to tax at a statutory rate of 16.5% on income reported in the statutory financial statements after appropriate tax adjustments.. As all of our operations are conducted solely by Takung in Hong Kong SAR, no income is earned in the United States and we do not repatriate any earnings outside Hong Kong, SAR. As a result, we do not generate any U.S. taxable income.

Results of Operation of Takung

Takung operates a platform for offering and trading artwork. We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

For the three months ended September 30, 2014 and September 30, 2013

Revenue

Listing fee revenue was $309,637 and $0 for the three months ended September 30, 2014 and September 30, 2013, respectively; commission revenue was $569,482 and $0 for the three months ended September 30, 2014 and September 30, 2013, respectively; gross management fee revenue was $42,741 and $0 for the three months ended September 30, 2014 and September 30, 2013, respectively. Since we did not commence any operations until the fourth quarter of fiscal year ended December 31, 2013, there was no revenue generated during the three months ended September30, 2013.

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Cost of Revenue

Cost of revenue for the three months ended September 30, 2014 and 2013 was $119,156 and $0 respectively. The increase was in line with the Company’s revenue generating activities.

Gross Profit

Gross profit was $802,704 for the three months ended September 30, 2014, compared to $0 during the same period in 2013. The increase was because operations had not commenced until the fourth quarter of 2013.

Operating Expenses

Operating expenses for the three months ended September 30, 2014 were $415,437, compared to $97,948 for the three months ended September 30, 2013. There was significant increase in the period ended September 30, 2014 since the Company did not commence operations until the fourth quarter of 2013, The operating expenses incurred during the three months ended September 30, 2013 were primarily in connection with the incorporation of the Company.

The following table sets forth main the components of the Company’s operating expenses for the three months ended September 30, 2014 and 2013.

	Three months ended September 30, 2014		Three months ended September 30, 2013
	Amount($)	% of Total	Amount($)	% of Total
Consultancy fee	91,963	22.1%	-	-%
Legal and professional fees	124,348	29.9%	-	-%
Salary and welfare	79,112	19.0%	2,476	2.5%
Office expenses and rental	71,840	17.3%	59,887	61.1%
Marketing expenses	16,705	4.0%	1,160	1.2%
Others	31,469	7.7%	34,425	35.2%
Total G&A	$415,437	100.0%	$97,948	100.0%

Net Income/(loss)

We had a net income for the three months ended September 30, 2014 of $390,492, versus a net loss of $92,262 for the three months ended September 30, 2013. The Company was already operating during the three months ended September 30, 2014, whereas it was still in its incorporation phrase during the three months ended September 30, 2013.

For the nine months ended September 30, 2014 and September 30, 2013

Revenue

Listing fee revenue was $915,632 and $0 for the nine months ended September 30, 2014 and September 30, 2013, respectively. The listing fee revenue for the nine months ended September 30, 2014 was generated through the listing of the shares of four artworks in the same period (of which our listing fee was 23.5%, 23.5% and 24% of the total offering price respectively);commission revenue was $1,442,442 and $0 for the nine months ended September 30, 2014 and September 30, 2013, respectively; gross management fee revenue was $77,373 and $0 for the nine months ended September 30, 2014 and September 30, 2013, respectively. Since we did not commence any operations until the fourth quarter of the fiscal year ended December 31, 2013, there was no revenue generated during the nine months ended September 30, 2013.

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Cost of Revenue

Cost of revenue for the nine months ended September 30, 2014 and 2013 was $296,028 and $0 respectively. The increase was in line with the Company’s revenue generating activities.

Gross Profit

Gross profit was $2,139,419 for the nine months ended September 30, 2014, compared to $0 during the same period in 2013. The increase was because operations had not commenced until the fourth quarter of 2013.

Operating Expenses

Operating expenses for the nine months ended September 30, 2014 were $970, 951,when compared to $150,307 for the nine months ended September 30, 2013.There was significant increase in the period ended September 30, 2014 since the Company did not commence operations until fourth quarter of 2013, The operating expenses incurred during the nine months ended September 30, 2013 were primarily in connection with the incorporation of the Company.

The following table sets forth main components of the Company’s operating expenses for the nine months ended September 30, 2014 and 2013.

	Nine months ended September 30, 2014		Nine months ended September 30, 2013
	Amount($)	% of Total	Amount($)	% of Total
Consultancy fee	241,152	24.8%	-	-%
Legal and professional fees	255,684	26.3%	11,824	7.9%
Salary and welfare	177,591	18.3%	2,475	1.6%
Office expenses and rental	185,698	19.1%	80,097	53.3%
Marketing expenses	37,207	3.8%	7,506	5.0%
Others	73,619	7.7%	48,405	32.2%
Total G&A	$970,951	100.0%	$150,307	100.0%

Net Income/(loss)

We had a net income for the nine months ended September 30, 2014 of $1,145,676, versus a net loss of $144,223 for the nine months ended September 30, 2013. Since the Company was already operations during the nine months ended September 30, 2014, whereas it was still in incorporation phrase during the nine months ended September 30, 2013.

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Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.

Condensed Balance Sheets

(Stated in U.S. Dollars)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets
Cash	$1,387,601	$260,187
Restricted cash	5,164,453	3,660,885
Deposit	73,741	73,565
Account receivables	141,665	59,325
Prepayment	33,663	36,671
Total current assets	6,801,123	4,090,633

Non-current assets
Property and equipment, net	805,319	776,920
Deferred tax assets	-	27,513
Intangible assets	20,516	-
Prepayment – non-current	21,829	43,720
Total non-current assets	847,664	848,153
Total assets	$7,648,787	$4,938,786
LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payables and other accruals	$656,680	$567,712
Customer deposits	5,165,496	3,660,885
Amount due to director	8,346	-
Total current liabilities	5,830,522	4,228,597

Deferred tax liabilities	26,456	31,060
Total non-current liabilities	26,456	31,060

Total liabilities	5,856,978	4,259,657

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY
Paid-in capital	2,580,079	2,580,079
Subscription receivables	(1,926,963)	(1,896,548)
Accumulated deficit	1,142,007	(3,669)
Accumulated other comprehensive income	(3,314)	(733)
Total stockholders’ equity	1,791,809	679,129
Total liabilities and stockholders’ equity	$7,648,787	$4,938,786

The accompanying notes are an integral part of these condensed financial statements.

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Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.

Condensed Statement of Operations and Comprehensive Loss

(Unaudited)

(Stated in U.S. Dollars)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	921,860	-	2,435,447	-
Cost of revenue	(119,156)	-	(296,028)	-
Gross profit	802,704	-	2,139,419	-

Operating expenses
General and administrative expenses	(415,437)	(97,948)	(970,951)	(150,307)

Income (loss) from operations	387,267	(97,948)	1,168,468	(150,307)

Other income	59	-	122	1

Income (loss) before income tax benefit (expense)	387,326	(97,948)	1,168,590	(150,306)
Income tax benefit (expense)	3,166	5,686	(22,914)	6,083

Net income (loss)	390,492	(92,262)	1,145,676	(144,223)

Foreign currency translation adjustment	(4,286)	(1,569)	(2,582)	(1,179)

Comprehensive income (loss)	$386,206	(93,83 1)	$1,143,094	(145,402)

The accompanying notes are an integral part of these condensed financial statements.

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Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.

Condensed Statement of Cash Flows

(Unaudited)

(Stated in U.S. Dollars)

		For the Nine
	For the Nine Months	Months
	Ended September 30,	Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$1,145,676	$(144,223)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	134,901	22,370
Changes in operating assets and liabilities:
Deposit	(302)	(75,450)
Due from shareholders	(30,415)	-
Prepayment	24,796	(88,912)
Account receivables	(82,554)	-
Restricted cash	(1,510,621)	(1,031)
Due to directors	8,357	-
Customer deposits	1,511,666	1,030
Deferred tax assets	27,504	(18,810)
Deferred tax liabilities	(4,557)	12,727
Account payables and other accruals	90,058	306,549
Net cash provided by operating activities	1,314,509	14,250

Cash flows from investing activities:
Purchase of intangible asset	(20,544)	-
Deposit for property, plant and equipment	(164,665)	(550,044)
Net cash used in investing activities	(185,209)	(550,044)

Cash flows from financing activities:
Amount due to shareholders		544,850
Capital contribution from shareholders	-	1,132
Net cash provided by financing activities		545,982

Effect of exchange rate change on cash and cash equivalents	(1,886)	(1,128)

Net increase in cash and cash equivalents	1,127,414	9,060

Cash and cash equivalents, beginning balance	260,187	-

Cash and cash equivalents, ending balance	$1,387,601	$9,060

Supplemental cash flows information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

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Hong Kong Takung Assets& Equity of Artworks Exchange Co., Ltd.

Notes to Financial Statements

(Unaudited)

(Stated in U.S. Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd. (“Takung”, “We” or “the Company”) was incorporated in Hong Kong on September 17, 2012 and operates an electronic online platform for offering and trading artwork. For the period from September 17, 2012 (inception) to December 31, 2012, there was no operation except the issuance of shares for subscription receivable. We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees. We conduct our business primarily in Hong Kong, People’s Republic of China. Our principal executive offices are located at Flat/RM 03-04, 20/F, Hutchison House, 10 Harcourt Road, Central, Hong Kong.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

13

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2014.

Comprehensive Income

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the period ended September 30, 2014, the Company’s comprehensive income includes net income and foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of the Company is the Hong Kong Dollar (“HKD”).

The reporting currency of the Company is the US$.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on re-translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, which is 7.7648 and 7. 7507 as of September 30, 2014 and December 31, 2013 respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period, which is 7.7542 and 7.7588 for the period ended September 30, 2014 and 2013 respectively. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

14

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2014 and December 31, 2013, the Company’s cash and cash equivalents amounted $1,387,601 and $260,187, respectively. All of the Company’s cash deposit is held in a financial institution located in Hong Kong where there is currently regulation mandated on obligatory insurance of bank accounts.

Restricted Cash

Restricted cash represents the cash deposited by the investors (“buyers and sellers”) into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading shares of the artwork. The buyers are required to have their funds transferred to the broker’s account before the trading take place. Upon the delivery of the shares, the seller will send instructions to the bank, requesting the amount to be transferred to their personal account. After deducting the commission and the management fee as per Takung, the bank will transfer the remainder to the seller’s personal account. Except for instructing the bank to deduct the commission and management fee, Takung has no right to manipulate any funds in the broker’s account. Restricted cash amounted $5,164,453 and $3,660,885 as of September 30, 2014 and December 31, 2013 respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets' estimated residual value:

Classification	Estimated useful life
Furniture, fixtures and equipment	5 years
Leasehold improvements	3 years
Computer trading and clearing system	5 years

Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When these events occur, the Company assesses the recoverability of these long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the future undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment equal to the difference between the carrying amount and fair value of these assets.

15

No impairment was recorded during the period ended September 30, 2014 and 2013, respectively.

Revenue Recognition

The Company generates revenue from its services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

We recognize revenue once all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery of our obligations to our customer has occurred;

•	the price is fixed or determinable; and

•	collectability of the related receivable is reasonably assured

Listing fee-The Company collects a listing fee once the ownership shares of the artwork are listed and successfully traded on our system, based on the agreed percentage of the total offering price. This amount is collected from the money raised from the issuance of such shares accounted as the listing fee revenue accordingly. When the ownership shares of the artwork is listed and starts trading on our system, the Original Owner and/or the Offering Agent shall pay us a one-time offering fee and a listing deposit. The offering fee is determined based on many factors, such as the type of artwork and the offering size. We generally charge approximately 22.5-24% of the total offering price for calligraphies and paintings, which are currently the major types of artwork listed and traded on our system. Listing fee revenue was $309,637 and $0 for the three months ended September 30, 2014 and 2013, and $915,632 and $0 for the nine months ended September 30, 2014 and 2013, respectively.

Commission-The Company charges trading commissions for the purchase and sale of the ownership shares of the artworks. The commission is typically 0.3% of the total amount of each transaction, but as an initial promotion, we currently charge a reduced fee of 0.2% of the total transaction amount with the minimum charge of $0.13 (HKD $1),. As part of the referral incentive program, the Company would rebate 5% of the commission earned from the transaction to the related referrer. The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork units when a transaction is completed. Commission revenue was $569,482 and $0 for the three months ended September 30, 2014 and 2013, and was $1,442,443 and $0 for the nine months ended September 30, 2014 and 2013, respectively.

Management fee-The Company charges management fees for covering the insurance, storage, and transportation for an artwork and trading management of artwork units, which are calculated at $0.0013 (“HKD $0.01”) per 100 artwork ownership shares per day. The management fee is accounted for as revenue, and immediately deducted from the proceeds from the sales of artwork ownership shares when a transaction is completed. Management fee revenue was $42,741 and $0 for the three months ended September 30, 2014 and 2013, and was $77,373 and $0 for the nine months ended September30, 2014 and 2013 respectively.

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Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Recent Accounting Pronouncements

Disclosure of Going Concern Uncertainties:    In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for us in our fourth quarter of fiscal 2017 with early adoption permitted. We do not believe the impact of our pending adoption of ASU 2014-15 on the Company’s financial statements will be material.

Revenue Recognition:    In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09. The adoption of this ASU is not expected to have a material impact on the Company's consolidated financial statements

17

3. PROPERTY AND EQUIPMENT, NET

	September 30, 2014	December 31, 2013

Cost
Furniture, fixtures and equipment	$95,831	$71,691
Leasehold improvements	139,476	139,672
Computer trading and clearing system	768,518	629,435
Sub-total	1,003,825	840,798
Less: accumulated depreciation	(198,506)	(63,878)
Property and equipment, net	$805,319	$776,920

Depreciation expense was $48,340 and $134,901 for the three and nine months ended September 30, 2014. Depreciation expense was $18,763and $22,370 for the three and nine months ended September 30, 2013.

4. ACCOUNT PAYABLES AND OTHER ACCRUALS

Account payables and other accruals as of September 30, 2014 and December 31, 2013 consisted of:

	September 30,	December 31,
	2014	2013

Trading and clearing system	$221,949	$535,877
Accruals for professional fees	88,430	7,590
Accruals for office rental	13,533	19,901
Payroll payables	2,533	1,705
Other payables	330,235	2,639
Accruals for office rental	$656,680	$567,712

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5. INCOME TAXES

The income tax benefit was $3,166, and income tax expense was $22,914 for the three and nine months ended September 30, 2014, respectively. The tax benefit was $5,686 and $6,083 for the three and nine months ended September 30, 2013, respectively.

6. OPERATING LEASE COMMITMENTS

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory, as well as hardware trading platform as of September 30, 2014 are payable as follows:

Remaining 2014	$61,185

Year ending December 31, 2015	236,684

Year ending December 31, 2016	89,624

Total	$387,493

Rental expense of the Company was $35,993 and $107,934 for the three and nine months ended September 30, 2014. Rental expense of the Company was $48,668 and $66,636 for the three and nine months ended September 30, 2013, respectively.

(b)          Pro Forma Financial Information. In accordance with Item 9.01(b),Takung Co., Ltd’s Pro forma unaudited combined financial statements for the periods ended June 30, 2014 and September 30, 2014 are set forth below:

19

TAKUNG ART CO., LTD AND HONG KONG TAKUNG ASSETS AND EQUITY OF  ARTWORKS
EXCHANGE CO., LTD

20

Unaudited Pro Forma Condensed Combined Financial Information for the period ended June 30, 2014

The accompanying unaudited pro forma condensed financial information have been prepared to present the balance sheet and statements of operations of Takung Art Co., Ltd formerly known as Cardigant Medical, Inc.(the “Company”), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Hong Kong Takung Assets and Equity of Artworks Exchange Co., Ltd., (“Takung”) and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2014 is presented as if the acquisition of Takung had occurred on June 30, 2014.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014, and year ended December 31, 2013, are presented as if the acquisition of Takung had occurred on January 1, 2013 and were carried forward through each of the aforementioned periods presented.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2014, and of Takung included in this Form 8-K/A for the year ended December 31, 2013 and the six months ended June 30, 2014.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations

21

Unaudited Pro Forma Condensed Balance Sheet

As of June 30, 2014

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.	Cardigant Medical, Inc.	Adjustments	Note 2	Combined

ASSETS
Current assets
Cash and cash equivalents	1,040,617	479	(479)	(1)	1,040,617
Restricted cash	4,290,350	-			4,290,350
Deposit	73,880	1,195	(1,195)	(1)	73,880
Account receivables	90,320	-			90,320
Prepayment	65,414	2,982	(2,982)	(1)	65,414
Total current assets	5,560,581	4,656	(4,656)	(1)	5,560,581
Non-current assets
Property, plant and equipment	715,049	2,670	(2,670)	(1)	715,049
Deferred tax assets	27,526	-			27,526
Prepayment – non-current	21,870	-			21,870
Intangible assets	-	7,104	(7,104)	(1)	-
Total non-current assets	764,445	9,774	(9,774)		764,445
Total assets	6,325,026	14,430	(14,430)		6,325,026

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Account payables and other accruals	557,202	31,200	(31,200)	(1)	577,202
Salary payable	-	619,000	(619,000)	(1)	-
Customer deposits	4,290,350	-			4,290,350
Advance due to director	3,418	-			3,418
Amount due to shareholders	-	2,725	(2,725)	(1)	-
Other tax payable	-	71,534	(71,534)	(1)	-
Total current liabilities	4,850,970	724,459	(724,459)		4,850,970
Deferred tax liabilities	31,075	-			31,075
Total non-current liabilities	31,075	-			31,075

Total liabilities	4,882,045	724,459	(724,459)		4,882,045
Commitments and contingencies
STOCKHOLDERS’ DEFICIT
Paid-in capital	2,578,749	-	(2,578,749)	(2)	-
Common stock	-	23,330	209,976	(3)	233,306
Additional paid-in capital	(1,924,086)	570,683	2,578,749	(2)	421,357
			(209,976)	(3)
			(1,304,042)	(4)
			710,029	(1)
Accumulated deficit	785,916	(1,304,042)	1,304,042	(1)	785,916
Accumulated other comprehensive loss	2,402	-			2,402
Total stockholders’ (deficit) equity	1,442,981	(710,029)	710,029		1,442,981
Total liabilities and stockholders’ deficit	6,325,026	14,430	(14,430)		6,325,026

22

Cardigant Medical, Inc

Unaudited Pro Forma Condensed Statement of Operations

For the Six Months Ended June 30, 2014

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.	Cardigant Medical, Inc.	Adjustments	Note 2	Combined

Revenue	1,513,648	-	-	-	1,513,648
Cost of revenue	(176,884)	-	-	-	(176,884)
Gross profit	1,336,764	-	-	-	1,336,764

Operating expenses
General and administrative	547,241	199,020	(199,020)	(5)	547,241
Income/(Loss) from operations	789,523	(199,020)	199,020	-	789,523
Other income	63	-	-	-	63

Income/(Loss) before income taxes	789,586	(199,020)	199,020	-	789,586
Provision for income taxes	-	-	-	-	-
Net Income/(Loss)	789,586	(199,020)	199,020	-	789,586
Foreign currency translation adjustment	1,805	-	-	-	1,805
Comprehensive Income/(Loss)	791,391	(199,020)	199,020	-	791,391

23

Proforma Condensed Statement of Operations

For the Year Ended December 31, 2013

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.	Cardigant Medical, Inc.	Adjustments	Note 2	Combined

Revenue	358,848	-	-	-	358,848
Cost of revenue	(153,161)	-	-	-	(153,161)
Gross profit	205,687	-	-	-	205,687

Operating expenses
General and administrative	205,821	314,354	(314,354)	(5)	205,821
Loss from operations	(134)	(314,354)	314,354	-	(134)
Other income	10	-	-	-	10

Loss before income taxes	(124)	(314,353)	314,354	-	(124)
Provision for income taxes	(3,545)	-	-	-	(3,545)
Net Loss	(3,669)	(314,353)	314,353	-	(3,669)
Foreign currency translation adjustment	(1,066)	-	-	-	(1,066)
Comprehensive Loss	(4,735)	(314,353)	314,353	-	(4,735)

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Notes to Unaudited Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2014, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2014 and year ended December 31, 2013, are based on the historical financial statements of the Company and Takung after giving effect of the reverse merger between the Company and Takung on October XX, 2014, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 –Adjustments

(1)          To eliminate assets and liabilities retained by predecessor owners of the Company

(2)          To eliminate paid in capital for Takung’s shares

(3)          To record issuance of 209,976,000 shares of the Company’s common stock and paid in capital for all of Takung’s shares.

(4)          To eliminate the Company’s accumulated deficit.

(5)          To eliminate the Company's expenses as the result of the elimination of assets and liabilities of the Company’s as of January 1, 2013

25

Unaudited Pro Forma Condensed Combined Financial Information for the period ended September 30, 2014

The accompanying unaudited pro forma condensed financial information have been prepared to present the balance sheet and statements of operations of Takung Art Co., Ltd formerly known as Cardigant Medical, Inc.(the “Company”), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Hong Kong Takung Assets and Equity of Artworks Exchange Co., Ltd., (“Takung”) and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the acquisition of Takung had occurred on September 30, 2014.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014, and year ended December 31, 2013, are presented as if the acquisition of Takung had occurred on January 1, 2013 and were carried forward through each of the aforementioned periods presented.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, and of Takung included in this Form 8-K/A for the year ended December 31, 2013 and the nine months ended September 30, 2014.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations

26

Unaudited Pro Forma Condensed Balance Sheet

As of September 30, 2014

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.	Cardigant Medical, Inc.	Adjustments	Note 2	Combined

ASSETS
Current assets
Cash and cash equivalents	1,387,601	-	-		1,387,601
Restricted cash	5,164,453	-			5,164,453
Deposit	73,741	-	-		73,741
Accounts Receivable	141,665	-			141,665
Prepayment	33,663	-	-		33,663
Total current assets	6,801,123	-	-		6,801,123
Non-current assets
Property, plant and equipment	805,319	-	-		805,319
Deferred tax assets	20,516	-			20,516
Prepayment – non-current	21,829	-			21,829
Intangible assets	-	-	-		-
Total non-current assets	847,664	-	-		847,664
Total assets	7,648,787	-	-		7,648,787

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Account payables and other accruals	656,680	-	-		656,680
Salary payable	-	-	-		-
Customer deposits	5,165,496	-			5,165,496
Advance due to director	8,346	-			8,346
Amount due to shareholders	-	649	(649)	(1)	-
Other tax payable	-	-	-		-
Total current liabilities	5,830,522	649	(649)		5,830,522
Deferred tax liabilities	26,456	-			26,456
Total non-current liabilities	26,456	-			26,456
Total liabilities	5,856,978	649	(649)		5,856,978
Commitments and contingencies
STOCKHOLDERS’ DEFICIT
Paid-in capital	2,580,079	-	(2,580,079)	(2)	-
Common stock	-	23,331	209,976	(3)	233,307
Additional paid-in capital	(1,926,963)	1,284,934	2,580,079	(2)	419,809
			(209,976)	(3)
			(1,308,914)	(4)
			649	(1)
Accumulated deficit	1,142,007	(1,308,914)	1,308,914	(4)	1,142,007
Accumulated other comprehensive loss	(3,314)	-			(3,314)
Total stockholders’ (deficit) equity	1,791,809	(649)	649		1,791,809
Total liabilities and stockholders’ deficit	7,648,787	-	-		7,648,787

27

Cardigant Medical, Inc

Unaudited Pro Forma Condensed Statement of Operations

For the Nine Months Ended September 30, 2014

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.	Cardigant Medical, Inc.	Adjustments	Note 2	Combined

Revenue	2,435,447	-	-	-	2,435,447
Cost of revenue	(296,028)	-	-	-	(296,028)
Gross profit	2,139,419	-	-	-	2,139,419

Operating expenses
General and administrative	970,951	202,620	(202,620)	(5)	970,951
Income/(Loss) from operations	(970,951)	(202,620)	202,620	-	(970,951)
Other income	122	(472)	472	(6)	122

Income/(Loss) before income taxes	1,168,590	(203,092)	203,092	-	1,168,590
Provision for income taxes	(22,914)	(800)	800	(7)	(22,914)
Net Income/(Loss)	1,145,676	(203,892)	203,892	-	1,145,676
Foreign currency translation adjustment	(2,248)	-	-	-	(2,248)
Comprehensive Income/(Loss)	1,143,428	(203,892)	203,892	-	1,143,428

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Proforma Condensed Statement of Operations

For the Year Ended December 31, 2013

(Stated in U.S. Dollars)

	Historical		Pro Forma
	Hong Kong Takung Assets & Equity of Artworks Exchange Co., Ltd.	Cardigant Medical, Inc.	Adjustments	Note 2	Combined

Revenue	358,848	-	-	-	358,848
Cost of revenue	(153,161)	-	-	-	(153,161)
Gross profit	205,687	-	-	-	205,687

Operating expenses
General and administrative	205,821	314,354	(314,354)	(5)	205,821
Loss from operations	(134)	(314,354)	314,354	-	(134)
Other income	10	-	-	-	10

Loss before income taxes	(124)	(314,354)	314,354	-	(124))
Provision for income taxes	(3,545)	-	-	-	(3,545)
Net Loss	(3,669)	(314,354)	314,353	-	(3,669))
Foreign currency translation adjustment	(1,066)	-	-	-	(1,066)
Comprehensive Loss	(4,735)	(314,354)	314,353	-	(4,735))

29

Notes to Unaudited Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2014, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and year ended December 31, 2013, are based on the historical financial statements of the Company and Takung after giving effect of the reverse merger between the Company and Takung on October 20, 2014, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 –Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company

(2)	To eliminate paid in capital for Takung’s shares

(3)	To record issuance of 209,976,000 shares of the Company’s common stock and paid in capital for all of Takung’s shares.

(4)	To eliminate the Company’s accumulated deficit.

(5)	To eliminate the Company's expenses as the result of the elimination of assets and liabilities of the Company’s as of January 1, 2013

(6)	To eliminate the Company's bank interest expense as the result of the elimination of assets and liabilities of the Company’s as of January 1, 2013

(7)	To eliminate the Company's income tax expense as the result of the elimination of assets and liabilities of the Company’s as of January 1, 2013

30

(c) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

3.1	Certificate of Incorporation (1)

3.2	Bylaws (1)

3.3	Certificate of Amendment of the Certificate of Incorporation (1)

3.4	Certificate of Amendment of the Certificate of Incorporation (1)

3.5	Certificate of Amendment (2)

3.6	Certificate of Amendment to the Certificate of Incorporation (4)

3.7	Certificate of Incorporation of Hong Kong Takung Assets and Equity Artworks Exchange Co., Ltd. (5)

3.8	Articles of Association of Hong Kong Takung Assets and Equity Artworks Exchange Co., Ltd.(5)

4.1	2010 Stock Option Plan (3)

10.1	Share Exchange Agreementdated September 23, 2014, by and among Cardigant Medical Inc., Hong Kong Takung Assets and Equity Artworks Exchange Co., Ltd., and the shareholders of Hong Kong Takung Assets and Equity Artworks Exchange Co., Ltd. (5)

10.2	Tenancy Agreement with Hongville Limited (5)

10.3	Co-Owner Agreement (5)

10.4	Provisional Rules Governing the Trading in Artwork Units (5)

10.5	Provisional Rules Governing the Offering and Listing of Artwork Units (5)

10.6	Market Entry Agreement of Traders (5)

10.7	Provisional Administrative Measures Governing the Registration and Clearing of Artwork Units (5)

10.8	Order Form with China Telecom Global Limited (5)

10.9	Employment Letter, dated June 1, 2014, by and between HongKongTakung Assets and Equity of Artworks Exchange Co., Ltd. and Di Xiao (5)

10.10	Cooperation Agreement for Bank-Dealer Payment Services, dated August 20, 2013, by and between Wing Lung Bank Ltd. and Hong Kong Takung Assets and Equity Artworks Exchange Co., Ltd. (5)

10.11	Agreement of Funds Transfer Services, dated June 25, 2014, by and between China Merchants Bank Co., Ltd., Hong Kong Branch and Hong Kong Takung Assets and Equity Artworks Exchange Co., Ltd. (5)

16.1	Letter from Farber Hass Hurley LLP (5)

(1)      Incorporated by reference to the exhibit to our registration statement on Form S-1 filed with the SEC on August 16, 2011.

(2)      Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on March 7, 2013.

(3)      Incorporated by reference to the exhibit to our registration statement on Form S-1/A filed with the SEC on August 16, 2011.

(4)      Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on November 6, 2014.

(5)      Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on October 22, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd
Date: November 14, 2014
/s/ Di Xiao
Name: Di Xiao
Title: Chief Executive Officer, Chief Financial Officer and Director

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